                             FORM T-1

                SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON D.C. 20549

                   _____________________________


            Statement of Eligibility and Qualification
            Under the Trust Indenture Act of 1939 of a
             Corporation Designated to Act as Trustee

                   _____________________________

                       WEST ONE BANK, IDAHO
        (Exact name of trustee as specified in its charter)


                   _____________________________

        Idaho                          82-0130211
(State of incorporation             (I.R.S. Employer
if not a national bank)            Identification No.)

101 S. Capitol Boulevard                  83702
    Boise, Idaho                       (Zip code)
(Address of Trustee's
principal executive offices)


                  ______________________________

                      SUMMIT SECURITIES, INC.
        (Exact name of obligor as specified in its charter)

        Idaho                          82-0438135
(State or other jurisdiction of     (I.R.S. Employer
incorporation or organization)     Identification No.)

   1000 W. Hubbard                        83814
Coeur d'Alene, Idaho                   (Zip code)
(Address of principal
 executive offices)

                 _________________________________

                      INVESTMENT CERTIFICATES
               (Title of the indenture securities)

Item 1.   General Information.
          Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

          Name                          Address

          Federal Reserve Bank of
               San Francisco            San Francisco, CA
          Federal Deposit Insurance
               Corporation              Washington, D.C.

     (b)  Whether it is authorized to exercise corporate trust power.

               Yes.

Item 2.   Affiliations with Obligor and Underwriters.
          If the obligor or any underwriter for the obligor is an affiliate of the trustee, describe such affiliation.

               None.

Item 3.   Voting Securities of the Trustee.
          Furnish the following information as to each class of voting securities of the trustee:

                    As of December 7, 1994

               Col. A                        Col. B
          Title of Class                Amount Outstanding

          Capital Stock (Common)
          par value $2.50 per share     6,148,202 shares

Item 4.   Trusteeships under Other Indentures.

          If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:

          (a) Title of the securities outstanding under each such other indenture.

                    None.

          (b) A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of Section 310(b) (1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

                    Nonapplicable.

Item 5. Interlocking Directorates and Similar Relationships with the Obligor or Underwriters.

          If the trustee or any of the directors or executive officers of the trustee is a director, officer, partner, employee, appointee, or representative of the obligor or of any underwriter for the obligor, identify each such person having any such connection and state the nature of each such connection.

               None.

Item 6. Voting Securities of the Trustee Owned by the Obligor or its Officials.

          Furnish the following information as to the voting securities of the trustee owned beneficially by the obligor and each director, partner and executive officer of the obligor.

               As of December 7, 1994

          The amount of voting securities of the trustee owned beneficially by the obligor and its directors and executive officers, taken as a group, does not exceed one percent of the outstanding voting securities of the trustee.

Item 7. Voting Securities of the Trustee Owned by Underwriters or their Officials.

          Furnish the following information as to the voting securities of the trustee owned beneficially by each underwriter for the obligor and each director, partner, and executive officer of each such underwriter.

               As of December 7, 1994.

               None.

Item 8.   Securities of the Obligor Owned or Held by the Trustee.

          Furnish the following information as to securities of the obligor owned beneficially or held as collateral security for obligations in default by the trustee.

               As of December 7, 1994

               None.

Item 9.   Securities of Underwriters Owned or Held by the Trustee.

          If the trustee owns beneficially or holds as collateral security for obligations in default any securities of an underwriter for the obligor, furnish the following information as to each class of such underwriter any of which are so owned or held by the trustee.

               As of December 7, 1994

               None.

Item 10. Ownership or Holdings by the Trustee of Voting Securities of Certain Affiliates or Security Holders of the Obligors.

          If the trustee owns beneficially or holds as collateral security for obligations in default voting securities of a person who, to the knowledge of the trustee (1) owns 10 percent or more of the voting securities of the obligor or
          (2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person.

               As of December 7, 1994

               None.

Item 11. Ownership or Holdings by the Trustee or any Securities of Person Owning 50 percent or More of the Voting Securities of the Obligor.

          If the trustee owns beneficially or holds as collateral security for obligations default any securities of a person who, to the knowledge of the trustee, owns 50 percent or more of the Voting Securities of the Obligor, furnish the following information as to each class of securities of such person any of which are so owned or held by the trustee.

               As of December 7, 1994

               None.

Item 12.  List of Exhibits.

          Exhibit 1. Articles of Incorporation of the trustee, as amended, and as now in effect.

          Exhibit 2. Certificate of authority of the trustee to commence business.

          Exhibit 3. Authorization of the trustee to exercise corporate trust powers.

          Exhibit 4.     Existing By-Laws of the trustee.

          Exhibit 5.     None.

          Exhibit 6.     Consent of the trustee required by Section
                         321(b) of the Act.

          Exhibit 7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

                             SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act OF 1939 the trustee, West One Bank, Idaho, N.A. a corporation organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Boise, State of Idaho, on the 7th day of December, 1994.


                         WEST ONE BANK, IDAHO

                              /s/  ROGER WRIGHT
                         By:_________________________________________
                              Roger Wright
                              Vice President and Manager
                              Corporate Trust Officer